Exhibit 10.49

I certify this to be a true and exact copy of the original.
When recorded, return to:	By: /s/

Brian J. Iwashyna, Esquire
Troutman Sanders LLP
Post Office Box 1122
Richmond, Virginia 23218-1122

Grove at Waterford Crossing

ASSIGNMENT OF SECURITY INSTRUMENT

(MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING)

CWCAPITAL LLC, a Massachusetts limited liability company, whose address is One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494 ("Lender"), as the holder of the instrument hereinafter described and for valuable consideration hereby endorses, assigns and delivers to FANNIE MAE, a corporation organized under the laws of the United States of America, whose address is c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, its successors, participants and assigns, all right, title and interest of Lender in and to the following:

A Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, among Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company (the “Borrower”), R. Kirkland Moser, as Trustee, and Lender, as Beneficiary, dated as of the 4th day of April, 2012, and recorded immediately prior hereto, in the Register's Office of Sumner County, Tennessee, securing the payment of a Multifamily Note, dated as of the 4th day of April, 2012, in the original principal amount of $20,100,000.00 made by the Borrower, payable to the order of Lender, and creating a first lien on the property described in Exhibit A attached hereto and by this reference made a part hereof.

Together with any and all notes and obligations therein described, the debt secured thereby and all sums of money due and to become due thereon, with the interest provided for therein, and hereby irrevocably appoints assignee hereunder its attorney to collect and receive such debt, and to foreclose, enforce and. satisfy the foregoing the same as it might or could have done were these presents not executed, but at the cost and expense of assignee.

Together with any and all other liens, privileges, security interests, rights, entitlements, equities, claims and demands as to which assignor hereunder possesses or to which assignor is otherwise entitled as additional security for the payment of the notes and other obligations described herein.

This Assignment shall be governed in all respects by the laws of the state in which the aforementioned instrument was recorded and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Lender has caused its name to be signed hereto by Paul A. Sherrington, its Managing Director, and does hereby appoint said Paul A. Sherrington its authorized officer to execute, acknowledge and deliver these presents on its behalf, all done as of this 4th day of April, 2012.

CWCAPITAL LLC, a Massachusetts limited liability company

By:	/s/ Paul A. Sherrington
Paul A. Sherrington
Managing Director

STATE OF New York, New York County ss:

On this 19th day of March                        , 2012, before me personally appeared Paul A. Sherrington, Managing Director of CWCapital LLC, a Massachusetts limited liability company, to me known to be the person who executed the foregoing instrument on behalf of said limited liability company, and acknowledged the execution of the same to be the free act and deed of said limited liability company. Witness my hand and official seal.

My Commission Expires:

/s/ Chaim Gottesman
Notary Public

CHAIM GOTTESMAN
Notary Public, State of New York
Registration #02GO6209885
Qualified in Nassau County
Commission Expires August 3, 2013

EXHIBIT A

TO THE ASSIGNMENT OF SECURITY INSTRUMENT

The land referred to is located in the County of Sumner, State of Tennessee, described as follows:

Being a tract of land lying in the 5th District of Sumner County, Hendersonville, Tennessee. Bounded on the east by the western Right of Way (ROW) of Sanders Ferry Road; bounded on the south by U.S.A. Army Corps., by a portion of Resubdivision of Hickory Bay Towers and Central Baptist Church Properties as recorded in Plat Book 19, Page 62, Register's Office of Sumner County (ROSC), being Central Baptist Church of Hendersonville, as recorded in Book 520, Page 342, ROSC, and by Mack H. McClung as recorded in Book 2567, Page 239, ROSC; bounded on the west by said McClung and by Mack Corp. as recorded in Book 3198, Page 797, ROSC; and bounded on the north by said Mack Corp. Tract being described as follows:

POINT OF BEGINNING being a set iron rod with cap lying on the southwest corner of the intersection said Sanders Ferry Road and Spadeleaf Boulevard (private road); thence along said western ROW of Sanders Ferry Road with the following: South 30°39'53" East 212.82 feet to a set iron rod with cap; thence South 30°37'38" East 217.82 feet to a set iron rod with cap; thence South 31°38'08" East 161.98 feet to a set iron rod with cap; thence leaving said ROW and along the common line of said U.S.A. Army Corps South 72°07'49" West 208.00 feet to a found Anny Corps. boundary marker; thence along the common line of said Central Baptist Church with the following: North 85°29'14" West 698.24 feet to a found ½” iron rod; thence South 04°37'59" West 147.00 feet to a set iron rod with cap; thence along the common line of said McClung with the following: North 85°28'30" West 293.77 feet to a set iron rod with cap; thence North 04°30'46" East 95.19 feet to a set iron rod with cap; thence North 85°29'14" West 162.59 feet to a set iron rod with cap; thence along a curve to the right having a length of 51.08 feet, a radius of 34.00 feet, a central angle of 86°04'44", a tangent of 31.75 feet, and having a chord bearing and distance of North 42°26'59" West 46.41 feet to a set iron rod with cap; thence along a curve to the left having a length of 4.50 feet, a radius of 3.00 feet, a central angle of 85°56'52", a tangent of 2.80 feet, and having a chord bearing and distance of North 42°26'59" West 4.09 feet to a set iron rod with cap; thence North 85°29'14" West 31.21feet to a set iron rod with cap; thence along the common line of said McClung and Mack Corp. North 04°53'27" East 329.94 feet to a set iron rod with cap; thence along the common line of said Mack Corp. with the following: South 86°11'16" East 317.86 feet to set iron rod with cap; thence North 03°48'55" East 93.86 feet to a set iron rod with cap; thence South 86°12'40" East

136.67 feet to a set iron rod with cap; thence along a curve to the left having a length of 592.86 feet, a radius of 676.00 feet, a central angle of 50°14'56", a tangent of 317.01 feet, and having a chord bearing and distance of North 83°20'48" East 574.04 feet to a set iron rod with cap; thence North 58°22'23" East

65.78 to the point of beginning.

Tract contains 579, 263 square feet or 13.29 acres.

Being the same property conveyed to BELL BR WATERFORD CROSSING JV, LLC, A DELAWARE LIMITED LIABILITY COMPANY, by deed of record in Book              , page              , said Register's Office.

Together with the beneficial rights contained in the Easement Agreement of record in Record Book 3236, page 822, said Register's Office, as amended by that Amendment to Easement Agreement of Record in Book              , page              , said Register's Office.